                                                                               .
                                                                               .
                                                                               .
                                                                  Exhibit 99.3



                               NFI HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS



                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Independent Auditors' Report                                              F-2

Financial Statements:

         Consolidated Balance Sheet at December 31, 2001 and 2000         F-3

         Consolidated Statements of Operations for the Years
           ended December 31, 2001 and 2000                               F-4

         Consolidated Statement of Shareholders' Equity for the Years
           ended December 31, 2001 and 2000                               F-5

         Consolidated Statements of Cash Flows for the Years
           ended December 31, 2001 and 2000                               F-6

         Notes to Consolidated Financial Statements                       F-7

                          INDEPENDENT AUDITORS' REPORT


To NFI Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of NFI Holdings, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NFI Holdings, Inc. as of December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has incurred a loss. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 14 . The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ The C.P.A. Network, LLC
---------------------------
The C.P.A. Network, LLC
Provo, Utah U.S.A.
April 19, 2002

                               NFI HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            December 31, 2001 & 2000

                           Assets                                                      2001           2000
                           ------                                                      ----           ----
                                                                                                   (Restated)
Current Assets:
         Cash                                                                       $       0      $  18,874
         Receivables                                                                   36,802         97,128
         Inventory                                                                    352,073        226,551
         Other                                                                              0          2,856
                                                                                    ---------      ---------
                  Total current assets                                                388,875        345,409
                                                                                    ---------      ---------
Property and Equipment:
         Leasehold improvements                                                        12,101          5,000
         Equipment                                                                     48,722         36,760
         Vehicles                                                                      11,337         11,337
         Accumulated depreciation                                                     (15,582)        (4,746)
                                                                                    ---------      ---------
                  Net property and equipment                                           56,578         48,351
                                                                                    ---------      ---------
Other Assets:
         Loans to shareholders                                                         60,434         55,813
                                                                                    ---------      ---------
                  Total other assets                                                   60,434         55,813
                                                                                    ---------      ---------
                  Total assets                                                      $ 505,887      $ 449,573
                                                                                    =========      =========
                  Liabilities and Equity
Current Liabilities:

         Accounts payable                                                           $ 238,538      $  48,209
         Checks drawn against future deposits                                          29,342              0
         Accrued expenses                                                             135,159         34,335
         Line of credit                                                               100,195         10,472
                                                                                    ---------      ---------
                  Total current liabilities                                           503,234         93,016
                                                                                    ---------      ---------
Long Term Liabilities:
         Accrued interest                                                               1,218              0
         Notes payable                                                                 18,464        336,107
                                                                                    ---------      ---------
                  Total long term liabilities                                          19,682        336,107
                                                                                    ---------      ---------
                  Total liabilities                                                   522,916        429,123
                                                                                    ---------      ---------
Equity:
         Common stock ($0.001 par value; authorized - 50,000,000 shares; issued
         & outstanding - 505,962 and 503,372)                                             506            503
         Contributed Capital                                                          179,313        179,316
         Retained earnings (deficit)                                                 (196,848)      (159,369)
                                                                                    ---------      ---------
                  Total equity                                                        (17,029)        20,450
                                                                                    ---------      ---------
                  Total liabilities and equity                                      $ 505,887      $ 449,573
                                                                                    =========      =========




The Auditors' Report and accompanying Notes are an integral part of these financial statements.

                               NFI HOLDINGS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Years Ended December 31, 2001 & 2000


                                                2001             2000
                                                ----             ----
                                                               (Restated)
Operating Revenues
         Sales                               $ 3,120,593      $ 1,455,968
                                             -----------      -----------
                                               3,120,593        1,455,968
Cost of Goods Sold                             1,897,397          805,163
                                             -----------      -----------
            Gross Profit                       1,223,196          650,805
Operating Expenses
         General and administrative              608,540          379,079
         Marketing                               897,511          455,677
         Depreciation                             10,835            4,747
                                             -----------      -----------
             Operating Expenses                1,516,886          839,503
                                             -----------      -----------
Operating income (loss)                         (293,690)        (188,698)
                                             -----------      -----------
Other income (expenses)
         Interest income                           4,621           13,148
         Interest expense                        (10,558)            (275)
                                             -----------      -----------
             Other Expenses                       (5,937)          12,873
                                             -----------      -----------
Income (Loss) before extraordinary items        (299,627)        (175,825)
Extraordinary Gain (Note 13)                     262,148           99,083
                                             -----------      -----------
Net Income (Loss)                            $   (37,479)     $   (76,742)
                                             ===========      ===========
Earnings per common share -
Income (Loss) before extraordinary item      $   (0.5951)     $   (0.3493)
Extraordinary item                                0.5206           0.1968
                                             -----------      -----------
Net Income (Loss)- Basic and Diluted         $   (0.0745)     $   (0.1525)
                                             ===========      ===========
Weighted average shares -
         Basic and Diluted                       503,521          503,372
                                             ===========      ===========










The Auditors' Report and accompanying Notes are an integral part of these financial statements.

                               NFI HOLDINGS, INC.
                             CONSOLIDATED STATEMENT
                             OF SHAREHOLDERS' EQUITY

                  For the Years Ended December 31, 2001 & 2000



                                                Common Stock           Additional     Retained
                                                ------------           Paid - In       Earnings
                                          Shares          Amount        Capital       (Deficit)
                                          ------          ------        -------       ---------

Balance at December 31, 1999             1,238,139      $   1,238      $ 663,925      $(747,790)
   Acquisition                           2,867,000          2,867
   Acquisition                           1,200,000          1,200
   Acquisition                             800,000            800
   Cancellations                        (1,071,450)        (1,071)
   Fractional share adjustment                  27              0
   Merger adjustments                                                   (663,925)       665,163
   Common stock issuance                                                 168,266
   Shareholder contributions                                               6,519
   Net income (loss)                                                                   (152,180)
                                        ----------      ---------      ---------      ---------
Balance at December 31, 2000             5,033,716          5,034        174,785       (234,807)
   Prior period adjustments                                                              75,438
   Reverse stock split
        (retroactively applied)         (4,530,344)        (4,531)         4,531
                                        ----------      ---------      ---------      ---------
Balance at December 31, 2000               503,372            503        179,316       (159,369)
         (after reverse stock split
           and restatement)
   Fractional share adjustment               2,590              3             (3)
   Net income (loss)                                                                    (37,479)
                                        ----------      ---------      ---------      ---------
Balance at December 31, 2001               505,962      $     506      $ 179,313      $(196,848)
                                        ==========      =========      =========      =========


The Auditors' Report and accompanying Notes are an integral part of these financial statements.

                               NFI HOLDINGS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  For the Years Ended December 31, 2001 & 2000

                                                                       2001           2000
                                                                       ----           ----

Cash flows from operating activities:
         Net income (loss)                                               $ (37,478)     $ (76,742)
         Adjustments to reconcile operating income
         to net cash provided by operating activities:
                  Depreciation expense                                      10,836          4,747
                  Allowance for doubtful accounts                            5,500         27,000
                  Changes in current assets and liabilities:
                     Receivables             (increase) decrease            34,951          6,879
                     Inventory               (increase) decrease          (179,607)        19,646
                     Other                   (increase) decrease             2,856         (2,856)
                     Accounts payable         increase (decrease)          189,325         48,209
                     Drawn on future deposits increase (decrease)           29,342              0
                     Accrued expenses         increase (decrease)          100,824         34,355
                     Line of credit           increase (decrease)           89,723         10,472
                                                                         ---------      ---------
                     Net cash provided (used) by
                        operating activities                               246,272         71,710
                                                                         ---------      ---------
Cash flows from investing activities:

         Capital expenditures                                              (19,063)       (53,097)
         Loan to shareholder                                                     0        (55,813)
         Interest on shareholder loan                                       (4,621)             0
                                                                         ---------      ---------
                  Net cash provided (used) by
                     investing activities                                  (23,684)      (108,910)
                                                                         ---------      ---------
Cash flows from financing activities:

         New borrowings                                                     19,435              0
         Extraordinary gain                                               (262,148)             0
         Reverse merger equity adjustment                                        0          3,070
         Pre merger gain on liquidation of assets & liabilities                  0        (99,083)
         Proceeds from issuance of common stock                                  0        168,266
         Shareholder contributions                                               0          6,519
         Principal paid on notes payable                                         0        (41,098)
         Interest accrued on notes payable                                   1,251              0
                                                                         ---------      ---------
                  Net cash provided (used) from
                     financing activities                                 (241,462)        37,674
                                                                         ---------      ---------
Net changes in cash                                                        (18,874)           474

Cash, beginning                                                             18,874         18,400
                                                                         ---------      ---------
Cash, ending                                                             $       0      $  18,874
                                                                         =========      =========




The Auditors' Report and accompanying Notes are an integral part of these financial statements.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000


NOTE 1 - SUMMARY OF ORGANIZATION & SIGNIFICANT ACCOUNTING POLICIES

A.  Organization

      The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name "University Graphics, Inc." with authorized stock of 1,000 shares with a no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

      On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

      This report has been prepared showing after stock split shares from inception.

      Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting, and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

      On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

      On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. ( a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. ( a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

      On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc (a Utah corporation).

      On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

      On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000


      The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B.  Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of NFI Holdings, Inc. and its subsidiaries. Inter-company balances and transactions have been eliminated in consolidation.

C.  Cash and Cash Equivalents

      Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

D.  Inventory

      Inventories are carried at the lower of cost or market (using a first-in, first-out method).

E.  Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

F.  Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G.  Accrued Compensated Absences

      The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

H.  Shipping and Handling

      All applicable shipping and handling costs are included in cost of sales.

I.  Advertising
      The Company expenses all advertising costs as incurred.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

NOTE 2 - RECEIVABLES

      Receivables consist of the following:

                                                      12/31/2001
                                                      ----------
            Customer receivables                      $  115,854
            Allowance for doubtful accounts              (32,500)
            Factored receivables                         (52,521)
            Factor reserve                                 5,969
                                                      ----------
            Net receivables                           $   36,802
                                                      ==========

      Factoring Agreement

      The Company has entered into a standard factoring agreement for use in securing short-term cash against Company customer invoices for growth and on-going operations. The terms of the agreement include the following:

      Maximum line of credit:                                   $300,000
      Advance rate:                                                  75%
      Discount rate:                                                1.5%
      Funds rate:                            Prime + 2% (currently 10.5%)
      Monthly Minimum:                                          $  1,500
      Origination fee:                                          $  4,500
      Term:                                                   18 months
      Document fee:                                             $    500
      UCC Filing:          Company assets will be required as collateral

      The Company is not obligated to factor any invoice. The Company intends only to factor sufficient invoices to provide a smooth supply of operating and growth cash. The monthly minimum fee is equivalent to $100,000 worth of invoices factored.


NOTE 3 - MARKETING RIGHTS AGREEMENT

      Effective July 1, 2000, the Company finalized an exclusive marketing rights agreement dated December 29, 1999 with Christopher Enterprises, Inc. An addendum to the July 1, 2000 agreement was entered into on May 14, 2001.

      Christopher Enterprises, Inc. transferred to the Company an exclusive right to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. The Marketing Rights Agreement was extended to a ten-year period, by the current year addendum, based on annual increases in sales.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

NOTE 4 - LOAN TO SHAREHOLDER

      Before actually beginning operations on July 1, 2000, Robert C. Scott, president and major shareholder borrowed $53,667 from the Company. A promissory note was issued with an interest rate of 8% per annum. The entire principal balance and interest thereon is due on July 1, 2002.

      Balance of note as of December 31, 2001 was:

                  Principal                  $ 53,667
                  Accrued interest              6,767
                                             --------
                  Balance at 12/31/2001      $ 60,434
                                             ========

NOTE 5 - CASCADE BUILDING LEASE & OPTION TO BUY

Lease

      On February 25, 2000, the Company entered into an agreement to lease the Cascade Building (311 N. Freedom Blvd., Provo, Utah) with an option to buy. Inception and expiration of the lease dates from March 1, 2000 to February 28, 2002 with no renewal options. Monthly lease payments are $5,055 with a deposit of $5,100. Lease payments for the years ending December 31, 2001 and 2000, respectively, totaled $60,660 and $28,840.

      Future minimum rental payments:

                  2002                         10,110
                                             --------
                  Total                      $ 10,110
                                             ========

Option to Buy

      Per the Real Estate Purchase Contract signed and dated February 25, 2000, the Company has an option to buy the Cascade Building for the amount of the SBA Loan secured by the building from March 1, 2000 to February 28, 2002. The SBA loan amounted to $515,000 at the date of these financial statements.

NOTE 6 - LONG-TERM DEBT

      Long-Term Debt consists of the following:

                                                        12/31/2001
            Note payable - Herbs Wonderful              $   19,682
            Less current portion                                 0
                                                        ----------
                                                        $   19,682
                                                        ==========

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

      The following is a schedule of note maturities by year at December 31, 2001:

                              Interest     Principal      Total
            2002              $      0     $       0     $     0
            2003                     0             0           0
            2004                 5,058        18,464      23,522
            2005                     0             0           0
            Thereafter               0             0           0
                              --------     ---------     -------
            Total             $  5,058     $  18,464     $23,522
                              ========     =========     =======

      Descriptions of long-term debt follow:

      The Company issued the following promissory notes:

            The Company issued a promissory note to Herbs Wonderful in the amount of $9,435. The note's principal and interest are to be retired on January 22, 2004. The interest rate is 8% per annum. An invoice for products from Christopher Enterprises was paid by Christopher's Original Formulas and credited against this Note in the amount of $1,004. The remaining principal balance at December 31, 2001 was $8,464 and accrued interest to date was $687.

            The Company issued a promissory note to Herbs Wonderful in the amount of $10,000. The note's principal and interest are to be retired on May 7, 2004. The interest rate is 8% per annum. The remaining principal balance at December 31, 2001 was $10,000 and accrued interest to date was $531.

NOTE 7 - RELATED PARTY TRANSACTIONS

      The Company purchased $1,425,200 of finished products from Christopher Enterprises, Inc. and owed them $23,007 as of December 31, 2001. The Company plans to pay this liability during the first quarter of 2002. As described in note 3, the Company and Christopher Enterprises have an exclusive marketing rights agreement for products.

      The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 8) are also shareholders of Dr. Christopher's Original Formulas, Inc.:

                                Shares    Percent of total shares outstanding
                                ------    -----------------------------------
            Norman Bacalla      10,000                        2%
            Ruth Bacalla        10,000                        2%

      The Company purchased $28,670 of products from Balance Systems, Inc. and owed them $25,120 as of December 31, 2001. The Company plans to pay this liability during the first quarter of 2002. The Company and Balance Systems, Inc. have common controlling shareholders.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

      The Company borrowed $19,435 from Herbs Wonderful (as described in Note
6). The Company and Herbs Wonderful have common controlling shareholders.

      The following contract labor payments were made to related parties during the start-up phase prior to engaging the marketing agreement with Christopher Enterprises, Inc.:

            James R. Jeppson  Board Member/Corp. Officer          $ 53,000

      The following related party transactions occurred for the year ending December 31, 2000:

      Contract labor payments were made to related parties during the start-up phase prior to engaging the marketing agreement with Christopher Enterprises,
Inc.:

            James R. Jeppson  Board Member/Corp. Officer          $ 46,317
            Doug Olsen        Board Member/Corp. Officer          $ 22,073

      The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 8) are also shareholders of Dr. Christopher's Original Formulas, Inc.:

                                Shares    Percent of total shares outstanding
                                ------    -----------------------------------
            Norman Bacalla      10,000                        2%
            Ruth Bacalla        10,000                        2%

      Also see Note 4 - Loans to Shareholders

NOTE 8 - CONCENTRATION

      94% of finished products were purchased from Christopher Enterprises, Inc. which represents 75% of cost of goods sold. The Company recognizes the associated supplier risks this concentration from one supplier poses and is diversifying to a wider supplier base. See also notes 1, 3 and 7 regarding the Company's relationship with Christopher Enterprises, Inc.

NOTE 9 - LINE OF CREDIT

      As of March 26, 2001, the Company has been approved for a new $100,000 line of credit secured by personal assets of the Company's president, Robert Scott. The balance at December 31, 2001 was $95,247.

      As of July 1, 2001, the Company was approved for an additional $10,000 line of credit signature loan, signed by the Company's president, Robert Scott. The balance at December 31, 2001 was $4,948.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

NOTE 10 -  FTC REQUIREMENTS

      As of March 26, 2001, the Federal Trade Commission (FTC) is requiring the Company's major supplier, Christopher Enterprises, to cease manufacturing and selling internally ingested products that use the herb comfrey. Although the Company can not be certain of the impact this requirement will have on it, the Company believes that substitute herbs are readily available and that such substitutions will be acceptable to consumers. Approximately 7% of the Company's products could be impacted by this new requirement. The Company does not believe this new requirement will impact it adversely.

NOTE 11 - PRIOR PERIOD ADJUSTMENTS

      Due to the cancellation of debts and marketing rights agreements, described in Note 12, several adjustments were required in the prior period. Comparative columns in the financial statements have been restated. Adjustments include:

      Marketing rights agreement         $(450,000)
      Amortization of marketing rights       5,625
      Marketing rights note payable        450,000
      Accrued interest                      19,813
      Accrued franchise fees                50,000
                                         ---------
                                         $  75,438
                                         =========

NOTE 12 - SUBSEQUENT EVENTS

      On January 1, 2002 the Company entered into a Marketing License Agreement with Christopher Enterprises, Inc. This agreement supersedes all prior contract, arrangements, agreements and understandings between the parties. The agreement grants exclusive license to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. Royalties will be paid for a period of 20 years at a rate of $0.125 per Licensed Product sold. All of the agreement will become permanent and binding if gross sales increase 25% annually for the first five years of the agreement.

      On January 1, 2002 the Company entered into a Manufacturing Agreement with Christopher Enterprises, Inc. granting the license to manufacture all Licensed Products to the Company. Christopher Enterprises, Inc. will serve as the sole and exclusive broker of all sourcing of the Licensed Products and will be paid a commission of 5% per invoice. In exchange for assuming all cash flow obligations related to manufacturing of Christopher Enterprises, the Company was relieved of all notes payable and accounts payable existing on December 31, 2001. The term of this agreement is five years.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

      The cash flow obligations assumed in the manufacturing agreement are as follows:

Description                     Monthly Payment   Interest Rate    Payoff
-----------                     ---------------   -------------   --------
Zion's Line of Credit                $  604            7.25%      $100,000
Countrywide Home Equity Line            329            7.50%        53,321
Wells Fargo Credit Card                 538           10.75%        56,890
Provident Mortgage                      607            6.38%        60,000
FTC Judgment                          4,167            0.00%        50,000

      As of February 28, 2002 the option to buy the Cascade Building, as described in Note 5, lapsed and will not be acted upon.

NOTE 13 - EXTRAORDINARY GAIN

      The Company recognized an extraordinary gain related to the debt cancellation described above in Note 12. The components of this extraordinary gain are as follows:

      Cancellation of Note Payables
            Christopher Enterprises for Inventory               $ 151,014
            Christopher Enterprises for Accounts Receivable       111,134
                                                                ---------
                  Total Extraordinary Gain                      $ 262,148
                                                                =========

NOTE 14 - GOING CONCERN

      The accompanying consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. As shown in the statement of operations, the Company reported a loss before extraordinary items of $ 299,627 for the year ended December 31, 2001. This uncertainty raises substantial doubt about the ability of the Company to continue as a going concern.

      The Company's continuation as a going concern is dependent upon its ability to generate profitable operations or secure adequate new financing. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      The Company's management believes that the signing of the Marketing License Agreement and the Manufacturing Agreement on January 1, 2002, allows the Company to move ahead in a stronger marketing position with a greater potential for profit in the future. Since the signing of those agreements, the Company has been seeking a relationship with an experienced consulting company to find an Over The Counter Bulletin Board company with which to merge and to secure additional equity or debt financing.

                               NFI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 2001 & 2000

      On June 7, 2000, the Company made a selection and engaged Carriage House Capital, LLC, to find a suitable Over The Counter Bulletin Board company with which to merge and to secure a minimum of $1,000,000 in equity financing. The Company's management believes that obtaining those two goals will allow the Company to expand its prime marketing activities, reduce costs by sourcing raw materials better and be in a position to acquire other businesses and products that will utilize existing manufacturing and marketing channels to enhance the future profitability of the Company.